POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Scott A. Musil her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign Forms ID or any comparable form subsequently adopted by the Securities and Exchange Commission, and any amendments thereto, and an Initial Statement of Beneficial Ownership on Form 3, Statements of Changes in Beneficial Ownership on Form 4
and Annual Statements of Changes in Beneficial Ownership on Form 5, or any
comparable forms subsequently adopted by the Securities and Exchange Commission, and any amendments thereto, with respect to the undersigned's direct or indirect ownership, acquisition, disposition or other transfer of any securities of
First Industrial Realty Trust, Inc. or any of its affiliates; and to file any of the above forms with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

The powers granted hereby shall be effective on and as of the date hereof and, unless earlier revoked by written instrument, shall continue in effect for so long as the undersigned, in her capacity as an officer and/or director of First
Industrial Realty Trust, Inc. is subject to Section 16 of the Securities
Exchange Act of 1934 and the rules promulgated thereunder, as the same may be amended from time to time.

Dated: May 6, 2021
/s/ Jennifer Matthews Rice
Name: Jennifer Matthews Rice
Title: General Counsel